Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 15, 2022, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-261252) and related Prospectus of Nextdoor Holdings, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

Redwood City, California
March 15, 2022